                   FORM OF RESTATED ARTICLES OF INCORPORATION
                                       OF
                                   N2H2, INC.


        These Restated Articles of Incorporation are filed pursuant to RCW 23B.10.070.


                                    ARTICLE 1

                                      Name

        The name of the corporation is N2H2, Inc.

                                    ARTICLE 2

                                    Purposes

        The corporation is organized for the purpose of engaging in any business, trade or activity which may be conducted lawfully by a corporation organized under the Washington Business Corporation Act.

                                    ARTICLE 3

                                     Shares

        3.1 Authorized Capital. The aggregate number of shares which the corporation shall have authority to issue is 250,000,000 shares of Common Stock, and 50,000,000 shares of Preferred Stock. Except as otherwise provided in this
Article 3, these Restated Articles of Incorporation of the corporation, or the Washington Business Corporation Act, holders of Common Stock shall at all times vote as one class. Holders of Common Stock shall have unlimited voting rights. The rights and preferences afforded to the holders of Preferred Stock shall be determined as set forth in Section 3.2 below.

        3.2 Issuance of Preferred Stock in Series. Authority is hereby vested in the Board of Directors of the corporation to divide and issue the Preferred Stock in series and, within the limitations set forth in the Washington Business Corporation Act and in this Article, to fix and determine or to amend the relative rights and preferences of the shares of any series of Preferred Stock that is wholly unissued or to be established. In order for the Board of Directors to establish or amend a series of Preferred Stock, the Board of Directors shall adopt a resolution setting forth the designation or amendment of the series and fixing and determining or amending the relative rights and preferences thereof. Within the limits stated in the resolution of the Board of Directors establishing the series of Preferred Stock, the Board of Directors may, after the issuance of shares of a series whose number it is authorized to designate, amend the resolution establishing the series to decrease (but not below the number of shares of such series then outstanding) the number of authorized shares of that series, and the number of shares constituting the decrease shall thereafter be deemed to constitute authorized and unissued shares of undesignated Preferred Stock. The holder of any such series shall have such voting rights, if any, as may be provided in the resolution or resolutions of the Board of Directors establishing or amending the series of Preferred Stock.

        3.3 Consideration for Stock. Common Stock and Preferred Stock may be issued by the corporation from time to time for such consideration, including without limitation cash, promissory notes, services performed, contracts for services to be performed or any other tangible or intangible property, as may be authorized by the Board of Directors establishing a price (in money or other consideration) or a minimum price or formula or method by which the price will be determined, except in transactions that do not require consideration under the Washington Business Corporation Act.

                                    ARTICLE 4

                              No Preemptive Rights

        Except as may otherwise be provided by the Board of Directors, no preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of the corporation.

                                    ARTICLE 5

                              No Cumulative Voting

        At each election for Directors, every shareholder entitled to vote at such election has the right to vote in person or by proxy the number of shares held by such shareholder for as many persons as there are Directors to be elected. No cumulative voting for Directors shall be permitted.

                                    ARTICLE 6

                                     Bylaws

        The Board of Directors shall have the power to adopt, amend or repeal the Bylaws or adopt new Bylaws; provided, however, that the Board of Directors may not repeal or amend any bylaw that the shareholders have expressly provided may not be amended or repealed by the Board of Directors. The shareholders shall also have the power to adopt, amend or repeal the Bylaws of this corporation by the affirmative vote of the holders of not less than two-thirds of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of Common Stock or Preferred Stock, by the affirmative vote of the holders of not less than two-thirds of the outstanding shares of such class or series, voting as a separate voting group.

                                    ARTICLE 7

                           Registered Office and Agent

        The address of the registered office of the corporation is 1420 Fifth Avenue, Suite 4100, Seattle, Washington 98101-2338 and the name of the registered agent at that address is LPSL Corporate Services, Inc.

                                    ARTICLE 8

                                    Directors

        8.1 Board of Directors. The business and affairs of the corporation shall be managed under the direction of a Board of Directors, the number of which shall be set forth in the Bylaws of the corporation. The Directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, Class I, Class II and Class III, each consisting as nearly as possible of one-third of the whole number of the Board of Directors. All Directors shall hold office until their successors are elected and qualified, or until their earlier death, resignation, disqualification or removal. At the first election of Directors following adoption of this provision by the shareholders of the corporation, Class I Directors shall be elected for a term of one year; Class II Directors shall be elected for a term of two years; and Class III Directors shall be elected for a term of three years; and at each annual shareholders' meeting thereafter, successors to the Directors whose terms shall expire that year shall be elected to hold office for a term of three years, so that the term of office of one class of Directors shall expire in each year. Any vacancy on the Board of Directors that results from an increase in the number of Directors may be filled by the affirmative vote of a majority of the Directors then in office and a majority of the Continuing Directors, voting separately and as a subclass of Directors, and any other vacancy on the Board of Directors may be filled by the affirmative vote of a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall serve for a term equivalent to the remaining unserved portion of the term of such newly elected Director's predecessor. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the corporation shall have the right, voting separately by class or series, to elect Directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such Directorships shall be governed by the terms of these Restated Articles of Incorporation applicable thereto, and such Directors shall not be divided into classes pursuant to this Section 8.1 unless expressly provided by such terms.

        8.2 Removal of Directors by Shareholders. A Director may be removed from office only for "cause" at a special meeting of shareholders called for that purpose, by the affirmative vote of the holders of not less than two-thirds of the shares entitled to elect the Director or Directors whose removal is being sought. The vacancy created by the removal of any Director under this Section
8.2 shall be filled only by the affirmative vote of the holders of at least two-thirds of the shares entitled to elect the Director who was removed. As used herein, "cause" shall mean (a) willful and continued material failure, refusal or inability to perform the

Director's duties to the corporation or the willful engaging in gross misconduct that is materially and demonstrably damaging to the corporation; or (b) conviction for any crime involving moral turpitude or any other illegal act that materially and adversely reflects upon the business, affairs or reputation of the corporation or on the Director's ability to perform the Director's duties to the corporation.

                                    ARTICLE 9

                Amendments to Restated Articles of Incorporation

        The following Articles and Sections may be amended or repealed only upon the affirmative vote of the holders of at least two-thirds of the outstanding shares and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of Common Stock or Preferred Stock, by the affirmative vote of the holders of at least two-thirds of the outstanding shares of such class or series, voting as a separate voting group:

        Article 4 ("No Preemptive Rights"),

        Article 5 ("No Cumulative Voting"),

        Article 6 ("Bylaws"),

        Article 8 ("Directors"),

        Article 9 ("Amendments to Restated Articles of Incorporation"),

        Article 10 ("Business Combinations"),

        Article 11 ("Limitation of Director Liability"), and

        Article 13 ("Special Meetings of Shareholders").

                                   ARTICLE 10

                              Business Combinations

        10.1 Definitions. For the purposes of this Article 10:

               10.1.1 "Business Combination" means (i) a merger, share exchange or consolidation of this corporation or any of its Subsidiaries with any other corporation; (ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition or encumbrance, whether in one transaction or a series of transactions, by this corporation or any of its Subsidiaries of all or a substantial part of this corporation's assets otherwise than in the usual and regular course of business; or (iii) any agreement, contract or other arrangement providing for any of the foregoing transactions.

               10.1.2 "Subsidiary" means a domestic or foreign corporation, a majority of the outstanding voting shares of which are owned, directly or indirectly, by this corporation.

        10.2 Information Considered by Board of Directors. In considering a Business Combination, the Board of Directors may take into account factors in addition to potential economic benefits to the shareholders, including without limitation (i) comparison of the proposed consideration to be received by shareholders in relation to the then current market price of the corporation's capital stock, the estimated current value of the corporation in a freely negotiated transaction and the estimated future value of the corporation as an independent entity, and (ii) the impact of such a transaction on the employees, suppliers and customers of the corporation and its effect on the communities in which the corporation operates.

                                   ARTICLE 11

                       Limitation of Directors' Liability

        A Director shall have no liability to the corporation or its shareholders for monetary damages for conduct as a Director, except for acts or omissions that involve intentional misconduct by the Director, or a knowing violation of law by the Director, or for conduct violating RCW 23B.08.310, or for any transaction from which the Director will personally receive a benefit in money, property or services to which the Director is not legally entitled. If the Washington Business Corporation Act is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director shall be eliminated or limited to the full extent permitted by the Washington Business Corporation Act, as so amended. Any repeal or modification of this Article shall not adversely affect any right or protection of a Director of the corporation existing at the time of such repeal or modification for or with respect to an act or omission of such Director occurring prior to such repeal or modification.

                                   ARTICLE 12

                    Indemnification of Directors and Officers

        12.1 Right to Indemnification. Each person who was, or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a Director or officer of the corporation or, while a Director or officer, he or she is or was serving at the request of the corporation as a Director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a Director, trustee, officer, employee or agent or in any other capacity while serving as a Director, trustee, officer, employee or agent, shall be indemnified and held harmless by the corporation, to the full extent permitted by applicable law as then in effect, against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a Director, trustee, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 12.2 with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of Directors of the corporation. The right to indemnification conferred in this Section 12.1 shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of any undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Section 12.1 or otherwise.

        12.2 Right of Claimant to Bring Suit. If a claim under Section 12.1 is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The claimant shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the required undertaking has been tendered to the corporation), and thereafter the corporation shall have the burden of proof to overcome the presumption that the claimant is not so entitled. Neither the failure of the corporation (including its board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances nor an actual determination by the corporation (including its board of Directors, independent legal counsel or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses shall be a defense to the action or create a presumption that the claimant is not so entitled.

        12.3 Nonexclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of these Restated Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested Directors or otherwise.

        12.4 Insurance, Contracts and Funding. The corporation may maintain insurance, at its expense, to protect itself and any Director, trustee, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act. The corporation may, without further shareholder action, enter into contracts with any Director or officer of the corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

        12.5 Indemnification of Employees and Agents of the Corporation. The corporation may, by action of its board of Directors from time to time, provide indemnification and pay expenses in advance of the final disposition of a proceeding to employees and agents of the corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of Directors and officers of the corporation or pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act or otherwise.

                                   ARTICLE 13

                        Special Meetings of Shareholders

        The President of the corporation or a majority of the Board Directors may call special meetings of the shareholders for any purpose. A special meeting of the shareholders shall be held if the holders of not less than twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting have delivered to the Secretary of the corporation one or more signed and dated written demands for such meeting, describing the purpose or purposes for which the meeting is to be held; provided that upon qualification of the Corporation as a "public company" under the Washington Business Corporation Act, a special meeting of the shareholders may be called only by the President of the Corporation or a majority of the Board of Directors.

        IN WITNESS WHEREOF, the undersigned has executed these Restated Articles of Incorporation on ___________, 1999.

                                             N2H2, INC.



                                             By_________________________________
                                               Its______________________________

                CERTIFICATE OF RESTATED ARTICLES OF INCORPORATION
                                       OF
                                 N(2)H(2), INC.


        Pursuant to the provisions of the Washington Business Corporation Act and RCW 23B.10.070, the undersigned corporation hereby submits the following Restated Articles of Incorporation for filing.

        1. The name of the corporation is N(2)H(2), Inc.

        2. The text of Articles I through XI of the Articles of Incorporation shall be deleted in their entirety and new Articles 1 through 13 shall be inserted in their place and shall read in their entirety as set forth in the attached Restated Articles of Incorporation of N(2)H(2), Inc. ("Restated Articles").

        3. The amendments to the Articles of Incorporation do not provide for an exchange, reclassification, or cancellation of issued shares.

        4. The date of the adoption of each amendment by the shareholders was ____________, 1999.

        5. All of the above amendments were adopted and duly approved by the Board of Directors and all of the shareholders in accordance with the provisions of RCW 23B.10.030 and RCW 23B.10.040.

        6. These amendments will be effective upon filing.

        DATED: _________________, 1999.

                                             N(2)H(2), INC.



                                             By_________________________________
                                               Its______________________________